Exhibit  (g) (2) (vi)
STERLING CAPITAL FUNDS F/K/A BB&T FUNDS
AMENDMENT TO THE CUSTODY AGREEMENT
     THIS AMENDMENT is made as of February 1, 2011 between U.S. Bank National Association, a national banking association organized and existing under the laws of the United States of America (the “Custodian”), and Sterling Capital Funds, f/k/a BB&T Funds, a Massachusetts business trust (the “Trust”).
RECITALS
     WHEREAS, the Trust and the Custodian entered into the certain Custody Agreement, dated August 31, 2006 (as amended, supplemented or modified from time to time, the “Agreement”), pursuant to which the Custodian acts as custodian of the cash and securities of each series of the Trust listed on Exhibit C thereto; and
     WHEREAS, in accordance with Section 14.2 of the Agreement, the Trust and the Custodian wish to change the name of the Trust and to amend the Amended and Restated Exhibit C;
     NOW, THEREFORE, in consideration of the mutual promises and covenants hereinafter contained, the parties hereby agree as follows:
     1. Amendment.
As of February 1, 2011, BB&T Funds is known as Sterling Capital Funds. Accordingly, all references to BB&T Funds in the Agreement shall be replaced with Sterling Capital Funds.
Amended and Restated Exhibit C to the Agreement is hereby superseded and replaced with Amended and Restated Exhibit C attached hereto.
2. Miscellaneous.
(a) Section headings in this Amendment are included for convenience only and are not to be used to construe or interpret this Amendment.
(b) This Amendment may be executed in counterparts, each of which shall be an original but all of which, taken together, shall constitute one and the same agreement.
(c) Capitalized terms used but not defined in this Amendment have the respective meanings ascribed to them in the Agreement.
(d) Except as provided in this Amendment, the provisions of the Agreement remain unchanged and in full force and effect.

Sterling 2/1/11                                                                                                            1

(e) Matters Relating to the Trust as a Massachusetts Business Trust. The names “Sterling Capital Funds” and “Trustees of Sterling Capital Funds” refer respectively to the Trust created and the Trustees, as trustees but not individually or personally, acting from time to time under an Agreement and Declaration of Trust dated as of June 2, 2007, as amended, to which reference is hereby made and a copy of which is on file at the Office of the Secretary of State of The Commonwealth of Massachusetts and elsewhere as required by law, and to any and all amendments thereto so filed or hereafter filed. The obligations of “Sterling Capital Funds” entered into in the name or on behalf thereof by any of the Trustees, representatives or agents are made not individually, but in such capacities, and are not binding upon any of the Trustees, shareholders or representatives of the Trust personally, but bind only the assets of the Trust, and all persons dealing with any series of shares of the Trust must look solely to the assets of the Trust belonging to such series for the enforcement of any claims against the Trust.
     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed all as of the day and year first above written.

STERLING CAPITAL FUNDS
By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION
By:
Name:	Michael R. McVoy
Title:	Vice President

Sterling 2/1/11

AMENDED AND RESTATED EXHIBIT C
to the
Custody Agreement between Sterling Capital Funds and U.S. Bank, N.A.
Fund Names — Separate Series of Sterling Capital Funds effective February 1, 2011

Name of Series	Date
Select Equity Fund (f/k/a Large Cap Fund)	February 1, 2005
Mid Value Fund (f/k/a Mid Cap Value Fund)	February 1, 2005
Special Opportunities Fund (f/k/a Special Opportunities Equity Fund)	February 1, 2005
Equity Income Fund	February 1, 2005
Short-Term Bond Fund (f/k/a Short U.S. Government Fund)	February 1, 2005
Intermediate U.S. Government Fund	February 1, 2005
Total Return Bond Fund	February 1, 2005
Kentucky Intermediate Tax-Free Fund	February 1, 2005
Maryland Intermediate Tax-Free Fund	February 1, 2005
North Carolina Intermediate Tax-Free Fund	February 1, 2005
South Carolina Intermediate Tax-Free Fund	February 1, 2005
Virginia Intermediate Tax-Free Fund	February 1, 2005
West Virginia Intermediate Tax-Free Fund	February 1, 2005
U.S. Treasury Money Market Fund	February 1, 2005
Strategic Allocation Conservative Fund (f/k/a Capital Manager Conservative Growth Fund)	February 1, 2005
Strategic Allocation Balanced Fund (f/k/a Capital Manager Moderate Growth Fund)	February 1, 2005
Strategic Allocation Growth Fund (f/k/a Capital Manager Growth Fund)	February 1, 2005
Strategic Allocation Equity Fund (f/k/a Capital Manager Equity Fund)	February 1, 2005
Small Value Fund (f/k/a Sterling Capital Small Cap Value Fund)	August 21, 2006
National Tax-Free Money Market Fund	August 1, 2006
International Fund (f/k/a International Equity Fund)	August 1, 2006
Prime Money Market Fund	November 1, 2006
Sterling 2/1/11

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